Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated February 14, 2001, which appears on the Annual Report on Form 10-KSB of Hartscup Corporation for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 28, 2001